Exhibit 99.1

CRITEO REPORTS RESULTS FOR THE SECOND QUARTER 2020

NEW YORK - July 29, 2020 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced better than expected financial results for the second quarter ended June 30, 2020 in a still challenging global environment marked by the COVID-19 pandemic.

•Revenue declined 17% year-over-year, or 16% at constant currency1, to $438 million, after an estimated $100 million net negative COVID-19 impact, or 19 points of year-over-year growth at constant currency.
•Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC2, decreased 20% year-over-year, or 18% at constant currency, to $180 million ($178 million at guidance rates), representing 41% of revenue. The estimated net negative impact of COVID-19 on Revenue ex-TAC was approximately $41 million, or 19 points of year-over-year growth at constant currency.
•Net income decreased 51% year-over-year to $6 million, representing 1% of revenue.
•Adjusted EBITDA2 declined 30% at constant currency to $39 million, representing 22% of Revenue ex-TAC.
•Diluted EPS decreased 44% to $0.09 and Adjusted diluted EPS2 decreased 43% to $0.27.
•Cash flow from operating activities was $33 million.
•Free Cash Flow2 was solid in the current economic context at $15 million.
•Our cash position was $578 million as of June 30, 2020, up $159 million compared to Dec. 31, 2019.
•The Company had financial liquidity in excess of $830 million as of June 30, 2020.

"I'm pleased with our better-than-expected performance and strong additions to our leadership," said Megan Clarken, CEO. "The team is fully energized and focused on executing on our strategic plan."

"Q2 was a solid quarter delivered in a still uncertain context," said Dave Anderson, Interim CFO. "We remain hyper-focused on managing responsibly our expense base while also investing for growth."

Operating Highlights

•New solutions, which include all solutions outside of retargeting, grew 67% year-over-year to 20% of total Revenue ex-TAC, doubling year-over-year and adding 7 points of Revenue ex-TAC contribution in Q2.
•Todd Parsons will soon be joining Criteo from OpenX as the Company's new Chief Product Officer.
•Retail Media's strong growth momentum accelerated to +84% year-over-year compared to +41% in Q1.
•We hired Sherry Smith, the prior CEO of Triad Retail Media, as MD of Americas for Retail Media.
•We enhanced our SPARROW proposal for cohort-based advertising to improve Google Chrome's TURTLEDOV initiative as part of our online identity resolution strategy.
•Client count grew 3% year-over-year to close to 20,400, in line with Q1 2020.
•Same-client revenue declined 13% year-over-year and same-client Revenue ex-TAC3 decreased 14% year-over-year at constant currency, including 21 points directly attributable to the COVID-19 disruption on both a revenue and Revenue ex-TAC basis.
•Our direct header-bidding technology now connects to over 4,700 publishers across Web and App.

___________________________________________________
1 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2019 average exchange rates for the relevant period to 2020 figures.
2 Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue declined 17% year-over-year, or 16% at constant currency, to $438 million (Q2 2019: $528 million), after an approximately $100 million net negative business impact from the COVID-19 disruption, or approximately 19 points of the year-over-over decline at constant currency. Revenue ex-TAC decreased 20% year-over-year, or 18% at constant currency, to $180 million (Q2 2019: $224 million), after an approximately $41 million net negative business impact from the COVID-19 disruption, or approximately 19 points of the year-over-over decline at constant currency. Growth in our midmarket business and increased adoption of new solutions were offset by the decline in our core business with large clients, primarily as a result of the COVID-19 pandemic disruption. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 41% (Q2 2019: 42%).

•In the Americas, Revenue declined 13% year-over-year, or 12% at constant currency, to $186 million and represented 42% of total Revenue. Revenue ex-TAC declined 17% year-over-year, or 15% at constant currency, to $70 million and represented 39% of total Revenue ex-TAC.
•In EMEA, Revenue declined 18% year-over-year, or 16% at constant currency, to $160 million and represented 37% of total Revenue. Revenue ex-TAC declined 20% year-over-year, or 18% at constant currency, to $69 million and represented 39% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue declined 23% year-over-year, or 23% at constant currency, to $92 million and represented 21% of total Revenue. Revenue ex-TAC declined 24% year-over-year, or 24% at constant currency, to $40 million and represented 22% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income decreased 51% year-over-year to $6 million (Q2 2019: $13 million). Net income margin as a percentage of revenue was 1% (Q2 2019: 2%). Net income available to shareholders of Criteo S.A. decreased 47% year-over-year to $6 million, or $0.09 per share on a diluted basis (Q2 2019: $11 million, or $0.16 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 46% year-over-year to $17 million, or $0.27 per share on a diluted basis (Q2 2019: $31 million, or $0.47 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA decreased 31% year-over-year, or 30% at constant currency, to $39 million (Q2 2019: $56 million), driven by the Revenue ex-TAC performance over the period, including the still meaningful impact of the COVID-19 pandemic, partly offset by proactive and disciplined expense management. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 22% (Q2 2019: 25%).

Operating expenses decreased 22% or $39 million, to $136 million (Q2 2019: $175 million), mostly driven by lower headcount-related expense and disciplined expense management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 20% or $29 million, to $120 million (Q2 2019: $149 million), mostly driven by lower headcount-related expense and disciplined expense management.

Since the outbreak of COVID-19, the Company has been focused on managing its expense base in a swift, agile and disciplined way to maximize profitability and preserve cash generation for 2020 and beyond.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 37% year-over-year to $33 million (Q2 2019: $53 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, was solid in the current circumstances at $15 million (Q2 2019: $20 million), representing 61% of Adjusted EBITDA in the first half 2020 (H1 2019: 51%), despite $4 million cash restructuring charges.

Cash and cash equivalents increased $159 million compared to December 31, 2019 to $578 million, after spending $15 million on share repurchases in the quarter and preemptively drawing $157 million on the Company's €350 million Revolving Credit Facility (RCF).

The Company has financial liquidity in excess of $830 million, including its RCF and cash position as of June 30, 2020. We believe that the Company's current financial liquidity, combined with expected cash-flow generation in 2020, puts it in a solid position to weather the COVID-19 crisis.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of July 29, 2020.

Third quarter 2020 guidance:
•We expect Revenue ex-TAC to be between $171 million and $173 million, implying constant-currency decline of approximately 20% to 21%.
•Due to the expected and still meaningful impact of COVID-19 on our business in the third quarter, we expect Adjusted EBITDA to be between $31 million and $33 million.

We withdrew our financial guidance for fiscal year 2020 on April 1, 2020. Given how uncertain the global situation still is around the consequences of the COVID-19 pandemic and the still multiple unknowns at this point, we believe the Company is still not in a position to reliably quantify the impact of COVID-19 on its financial results beyond the third quarter 2020.

The above guidance for the third quarter ending September 30, 2020, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.905, a U.S. dollar-Japanese Yen rate of 108, a U.S. dollar-British pound rate of 0.80, a U.S. dollar-Korean Won rate of 1220 and a U.S. dollar-Brazilian real rate of 5.24.

The above guidance assumes no acquisitions are completed during the third quarter ending September 30, 2020.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2020, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the recent outbreak of COVID-19 on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic is having a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, July 29, 2020, at 8:00 AM EDT, 2:00 PM CEST. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•U.S. callers:    +1 855 209 8212
•International callers:  +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,700 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of Investor and Analyst Relations, e.lassalle@criteo.com
Friederike Edelmann, Director, Investor Relations, f.edelmann@criteo.com

Criteo Public Relations
Jessica Meyers, Director, Public Relations, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2019	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$418,763	$578,181
Trade receivables, net of allowances of $16.1 million and $33.3 million at December 31, 2019 and June 30, 2020, respectively	481,732	329,979
Income taxes	21,817	19,932
Other taxes	60,924	54,008
Other current assets	17,225	17,306
Total current assets	1,000,461	999,406
Property, plant and equipment, net	194,161	195,736
Intangible assets, net	86,886	78,185
Goodwill	317,100	316,575
Right of Use Asset - operating lease	142,044	137,808
Marketable securities	—	22,396
Non-current financial assets	21,747	19,809
Deferred tax assets	27,985	34,487
Total non-current assets	789,923	804,996
Total assets	$1,790,384	$1,804,402

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$390,277	$280,626
Contingencies	6,385	4,126
Income taxes	3,422	2,440
Financial liabilities - current portion	3,636	159,381
Lease liability - operating - current portion	45,853	51,414
Other taxes	50,099	44,085
Employee - related payables	74,781	61,963
Other current liabilities	35,886	38,982
Total current liabilities	610,339	643,017
Deferred tax liabilities	9,272	8,079
Retirement benefit obligation	8,485	9,215
Financial liabilities - non-current portion	769	44
Lease liability - operating - non-current portion	117,988	105,794
Other non-current liabilities	5,543	3,256
Total non-current liabilities	142,057	126,388
Total liabilities	752,396	769,405
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,197,181 and 66,204,881 shares authorized, issued and outstanding at December 31, 2019 and June 30, 2020, respectively.	2,158	2,158
Treasury stock, 3,903,673 and 5,589,408 shares at cost as of December 31, 2019 and June 30, 2020, respectively.	(74,900)	(90,714)
Additional paid-in capital	668,389	683,288
Accumulated other comprehensive loss	(40,105)	(44,297)
Retained earnings	451,725	452,247
Equity - attributable to shareholders of Criteo S.A.	1,007,267	1,002,682
Non-controlling interests	30,721	32,315
Total equity	1,037,988	1,034,997
Total equity and liabilities	$1,790,384	$1,804,402

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Revenue	$528,147	$437,614	(17)%	$1,086,270	$940,990	(13)%

Cost of revenue
Traffic acquisition cost	(304,229)	(257,698)	(15)%	(626,658)	(555,062)	(11)%
Other cost of revenue	(29,059)	(33,914)	17%	(55,104)	(67,720)	23%

Gross profit	194,859	146,002	(25)%	404,508	318,208	(21)%

Operating expenses:
Research and development expenses	(44,015)	(31,247)	(29)%	(90,592)	(68,762)	(24)%
Sales and operations expenses	(95,503)	(75,781)	(21)%	(191,412)	(160,755)	(16)%
General and administrative expenses	(35,767)	(29,185)	(18)%	(69,537)	(55,100)	(21)%
Total Operating expenses	(175,285)	(136,213)	(22)%	(351,541)	(284,617)	(19)%
Income from operations	19,574	9,789	(50)%	52,967	33,591	(37)%
Financial income (expense)	(1,354)	(1,003)	(26)%	(3,328)	(1,337)	(60)%
Income before taxes	18,220	8,786	(52)%	49,639	32,254	(35)%
Provision for income taxes	(5,683)	(2,636)	(54)%	(15,701)	(9,676)	(38)%
Net Income	$12,537	$6,150	(51)%	$33,938	$22,578	(33)%

Net income available to shareholders of Criteo S.A.	$10,823	$5,716	(47)%	$29,943	$21,175	(29)%
Net income available to non-controlling interests	$1,714	$434	(75)%	$3,995	$1,403	(65)%

Weighted average shares outstanding used in computing per share amounts:
Basic	64,581,476	61,415,467		64,459,867	61,553,875
Diluted	65,624,505	61,790,135		65,833,642	61,958,499

Net income allocated to shareholders per share:
Basic	$0.17	$0.09	(47)%	$0.46	$0.34	(26)%
Diluted	$0.16	$0.09	(44)%	$0.45	$0.34	(24)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Net income	$12,537	$6,150	(51)%	$33,938	$22,578	(33)%
Non-cash and non-operating items	28,961	33,083	14%	53,959	65,911	22%
- Amortization and provisions	18,282	27,907	53%	37,926	54,951	45%
- Equity awards compensation expense (1)	11,713	7,160	(39)%	25,595	15,662	(39)%
- Net gain or loss on disposal of non-current assets	—	(123)	NM	—	2,143	NM
- Change in deferred taxes	7,252	(4,939)	NM	1,336	(7,617)	NM
- Change in income taxes	(8,696)	3,056	NM	(10,630)	727	NM
- Other	410	22	(95)%	(268)	45	NM
Changes in working capital related to operating activities	11,466	(5,856)	NM	32,287	1,631	(95)%
- Decrease in trade receivables	19,325	27,318	41%	105,343	126,706	20%
- (Decrease) in trade payables	(14,995)	(22,118)	48%	(73,480)	(103,797)	41%
- Decrease in other current assets	7,504	15,448	NM	1,512	5,050	NM
- Increase/(Decrease) in other current liabilities	3,015	(25,503)	NM	5,451	(26,448)	NM
- Change in operating lease liabilities and right of use assets	(3,383)	(1,001)	(70)%	(6,539)	120	NM
CASH FROM OPERATING ACTIVITIES	52,964	33,377	(37)%	120,184	90,120	(25)%
Acquisition of intangible assets, property, plant and equipment	(28,812)	(29,471)	2%	(42,104)	(40,729)	(3)%
Change in accounts payable related to intangible assets, property, plant and equipment	(3,980)	10,939	NM	(14,372)	10,460	NM
(Payment for) disposal of a business, net of cash acquired (disposed)	637	—	(100)%	(4,688)	—	(100)%
Change in other non-current financial assets	(1,152)	(21,238)	NM	(1,184)	(20,349)	NM
CASH USED FOR INVESTING ACTIVITIES	(33,307)	(39,770)	19%	(62,348)	(50,618)	(19)%
Proceeds from borrowings under line-of-credit agreement	—	154,310	NM	—	154,310	NM
Repayment of borrowings	(167)	1	NM	(339)	(169)	(50)%
Proceeds from capital increase	(98)	(20)	(80)%	(87)	(16)	(82)%
Repurchase of treasury stocks	—	(14,860)	NM	—	(33,101)	NM
Change in other financial liabilities	(209)	(573)	NM	(239)	(927)	NM
CASH (USED FOR) FROM FINANCING ACTIVITIES	(474)	138,858	NM	(665)	120,097	NM
Effect of exchange rates changes on cash and cash equivalents	7,099	9,210	30%	456	(181)	NM
Net increase in cash and cash equivalents	26,282	141,675	NM	57,627	159,418	NM
Net cash and cash equivalents at beginning of period	395,771	436,506	10%	364,426	418,763	15%
Net cash and cash equivalents at end of period	$422,053	$578,181	37%	$422,053	$578,181	37%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(7,127)	$(4,519)	(37)%	$(24,995)	$(16,566)	(34)%
Cash paid for interest	$(351)	$(317)	(10)%	$(758)	$(666)	(12)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $11.4 million and $6.8 million of equity awards compensation expense for the quarter ended June 30, 2019 and 2020, respectively, and $24.9 million and $14.9 million of equity awards compensation for the six months ended June 30, 2019 and 2020, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$52,964	$33,377	(37)%	$120,184	$90,120	(25)%
Acquisition of intangible assets, property, plant and equipment	(28,812)	(29,471)	2%	(42,104)	(40,729)	(3)%
Change in accounts payable related to intangible assets, property, plant and equipment	(3,980)	10,939	NM	(14,372)	10,460	NM
FREE CASH FLOW (1)	$20,172	$14,845	(26)%	$63,708	$59,851	(6)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2019	2020	YoY Change	YoY Change at Constant Currency	2019	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$213,974	$185,674	(13)%	(12)%	$431,967	$377,419	(13)%	(11)%
EMEA	194,359	159,621	(18)%	(16)%	404,002	349,735	(13)%	(11)%
Asia-Pacific	119,814	92,319	(23)%	(23)%	250,301	213,836	(15)%	(14)%
Total	528,147	437,614	(17)%	(16)%	1,086,270	940,990	(13)%	(12)%

Traffic acquisition costs
Americas	(129,491)	(115,317)	(11)%	(10)%	(261,036)	(235,339)	(10)%	(9)%
EMEA	(107,401)	(90,153)	(16)%	(14)%	(224,692)	(198,550)	(12)%	(9)%
Asia-Pacific	(67,337)	(52,228)	(22)%	(23)%	(140,930)	(121,173)	(14)%	(14)%
Total	(304,229)	(257,698)	(15)%	(14)%	(626,658)	(555,062)	(11)%	(10)%

Revenue ex-TAC (1)
Americas	84,483	70,357	(17)%	(15)%	170,931	142,080	(17)%	(16)%
EMEA	86,958	69,468	(20)%	(18)%	179,310	151,185	(16)%	(13)%
Asia-Pacific	52,477	40,091	(24)%	(24)%	109,371	92,663	(15)%	(15)%
Total	$223,918	$179,916	(20)%	(18)%	$459,612	$385,928	(16)%	(15)%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Net income	$12,537	$6,150	(51)%	$33,938	$22,578	(33)%
Adjustments:
Financial (income) expense	1,354	1,003	(26)%	3,328	1,337	(60)%
Provision for income taxes	5,683	2,636	(54)%	15,701	9,676	(38)%
Equity awards compensation expense	14,391	7,159	(50)%	28,273	15,662	(45)%
Research and development	4,203	2,068	(51)%	8,228	4,438	(46)%
Sales and operations	5,693	1,572	(72)%	11,894	5,190	(56)%
General and administrative	4,495	3,519	(22)%	8,151	6,034	(26)%
Pension service costs	391	539	38%	785	1,077	37%
Research and development	191	269	41%	384	538	40%
Sales and operations	71	95	34%	143	190	33%
General and administrative	129	175	36%	258	349	35%
Depreciation and amortization expense	21,315	20,208	(5)%	40,611	44,346	9%
Cost of revenue	10,847	13,098	21%	19,982	25,869	29%
Research and development (1)	3,534	1,658	(53)%	7,011	7,308	4%
Sales and operations	5,109	4,221	(17)%	9,973	8,561	(14)%
General and administrative	1,825	1,231	(33)%	3,645	2,608	(28)%
Restructuring cost (2)	728	1,216	67%	2,618	3,425	31%
Research and development	124	513	NM	124	1,508	NM
Sales and operations	175	415	NM	2,065	1,436	(30)%
General and administrative	429	288	(33)%	429	481	12%
Total net adjustments	43,862	32,761	(25)%	91,316	75,523	(17)%
Adjusted EBITDA (3)	$56,399	$38,911	(31)%	$125,254	$98,101	(22)%
(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Six Months Ended June 2019, and June 2020, respectively, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Equity awards compensation expense	(2,678)	—	(2,678)	—
Depreciation and amortization expense	1,228	—	1,228	—
Facilities and impairment related costs	(243)	807	1,647	1,794
Payroll related costs	2,421	409	2,421	1,631
Total restructuring costs	728	1,216	2,618	3,425

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Research and Development expenses	$(44,015)	$(31,247)	(29)%	$(90,592)	$(68,762)	(24)%
Equity awards compensation expense	4,203	2,068	(51)%	8,228	4,438	(46)%
Depreciation and Amortization expense (1)	3,534	1,658	(53)%	7,011	7,308	4%
Pension service costs	191	269	41%	384	538	40%
Restructuring costs (2)	124	513	NM	124	1,508	NM
Non GAAP - Research and Development expenses	(35,963)	(26,739)	(26)%	(74,845)	(54,970)	(27)%
Sales and Operations expenses	(95,503)	(75,781)	(21)%	(191,412)	(160,755)	(16)%
Equity awards compensation expense	5,693	1,572	(72)%	11,894	5,190	(56)%
Depreciation and Amortization expense	5,109	4,221	(17)%	9,973	8,561	(14)%
Pension service costs	71	95	34%	143	190	33%
Restructuring costs (2)	175	415	NM	2,065	1,436	(30)%
Non GAAP - Sales and Operations expenses	(84,455)	(69,478)	(18)%	(167,337)	(145,378)	(13)%
General and Administrative expenses	(35,767)	(29,185)	(18)%	(69,537)	(55,100)	(21)%
Equity awards compensation expense	4,495	3,519	(22)%	8,151	6,034	(26)%
Depreciation and Amortization expense	1,825	1,231	(33)%	3,645	2,608	(28)%
Pension service costs	129	175	36%	258	349	35%
Restructuring costs (2)	429	288	(33)%	429	481	12%
Non GAAP - General and Administrative expenses	(28,889)	(23,972)	(17)%	(57,054)	(45,628)	(20)%
Total Operating expenses	(175,285)	(136,213)	(22)%	(351,541)	(284,617)	(19)%
Equity awards compensation expense	14,391	7,159	(50)%	28,273	15,662	(45)%
Depreciation and Amortization expense (1)	10,468	7,110	(32)%	20,629	18,477	(10)%
Pension service costs	391	539	38%	785	1,077	37%
Restructuring costs (2)	728	1,216	67%	2,618	3,425	31%
Total Non GAAP Operating expenses (3)	$(149,307)	$(120,189)	(20)%	$(299,236)	$(245,976)	(18)%
(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Six Months Ended June 2019, and June 2020, respectively, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Equity awards compensation expense	(2,678)	—	(2,678)	—
Depreciation and amortization expense	1,228	—	1,228	—
Facilities and impairment related costs	(243)	807	1,647	1,794
Payroll related costs	2,421	409	2,421	1,631
Total restructuring costs	728	1,216	2,618	3,425

(3) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change
Equity awards compensation expense
Research and development	$4,203	$2,068	(51)%	$8,228	$4,438	(46)%
Sales and operations	5,693	1,572	(72)%	11,894	5,190	(56)%
General and administrative	4,495	3,519	(22)%	8,151	6,034	(26)%
Total equity awards compensation expense	14,391	7,159	(50)%	28,273	15,662	(45)%

Pension service costs
Research and development	191	269	41%	384	538	40%
Sales and operations	71	95	34%	143	190	33%
General and administrative	129	175	36%	258	349	35%
Total pension service costs	391	539	38%	785	1,077	37%

Depreciation and amortization expense
Cost of revenue	10,847	13,098	21%	19,982	25,869	29%
Research and development (1)	3,534	1,658	(53)%	7,011	7,308	4%
Sales and operations	5,109	4,221	(17)%	9,973	8,561	(14)%
General and administrative	1,825	1,231	(33)%	3,645	2,608	(28)%
Total depreciation and amortization expense	21,315	20,208	(5)%	40,611	44,346	9%

Restructuring costs (2)
Research and development	124	513	NM	124	1,508	NM
Sales and operations	175	415	NM	2,065	1,436	(30)%
General and administrative	429	288	(33)%	429	481	12%
Total restructuring costs	$728	$1,216	67%	$2,618	$3,425	31%

(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Six Months Ended June 2019, and June 2020, respectively, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Equity awards compensation expense	(2,678)	—	(2,678)	—
Depreciation and amortization expense	1,228	—	1,228	—
Facilities and impairment related costs	(243)	807	1,647	1,794
Payroll related costs	2,421	409	2,421	1,631
Total restructuring costs	728	1,216	2,618	3,425

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Net income	$12,537	$6,150	(51)%	$33,938	$22,578	(33)%
Adjustments:
Equity awards compensation expense	14,391	7,159	(50)%	28,273	15,662	(45)%
Amortization of acquisition-related intangible assets (1)	5,465	2,847	(48)%	10,937	9,695	(11)%
Restructuring costs (2)	728	1,216	67%	2,618	3,425	31%
Tax impact of the above adjustments	(2,391)	(665)	(72)%	(5,331)	(2,625)	(51)%
Total net adjustments	18,193	10,557	(42)%	36,497	26,157	(28)%
Adjusted net income (3)	$30,730	$16,707	(46)%	$70,435	$48,735	(31)%

Weighted average shares outstanding
- Basic	64,581,476	61,415,467		64,459,867	61,553,875
- Diluted	65,624,505	61,790,135		65,833,642	61,958,499

Adjusted net income per share
- Basic	$0.48	$0.27	(44)%	$1.09	$0.79	(28)%
- Diluted	$0.47	$0.27	(43)%	$1.07	$0.79	(26)%

(1) For the Six Months Ended June 30, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Six Months Ended June 2019, and June 2020, respectively, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2020	2019	2020
Equity awards compensation expense	(2,678)	—	(2,678)	—
Depreciation and amortization expense	1,228	—	1,228	—
Facilities and impairment related costs	(243)	807	1,647	1,794
Payroll related costs	2,421	409	2,421	1,631
Total restructuring costs	728	1,216	2,618	3,425

(3) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2019	2020	YoY Change	2019	2020	YoY Change

Revenue as reported	$528,147	$437,614	(17)%	$1,086,270	$940,990	(13)%
Conversion impact U.S. dollar/other currencies		7,414			15,532
Revenue at constant currency(1)	528,147	445,028	(16)%	1,086,270	956,522	(12)%

Traffic acquisition costs as reported	(304,229)	(257,698)	(15)%	(626,658)	(555,062)	(11)%
Conversion impact U.S. dollar/other currencies		(4,131)			(8,656)
Traffic Acquisition Costs at constant currency(1)	(304,229)	(261,829)	(14)%	(626,658)	(563,718)	(10)%

Revenue ex-TAC as reported(2)	223,918	179,916	(20)%	459,612	385,928	(16)%
Conversion impact U.S. dollar/other currencies		3,283			6,876
Revenue ex-TAC at constant currency(2)	223,918	183,199	(18)%	459,612	392,804	(15)%
Revenue ex-TAC(2)/Revenue as reported	42.4%	41.1%		42.3%	41.0%

Other cost of revenue as reported	(29,059)	(33,914)	17%	(55,104)	(67,720)	23%
Conversion impact U.S. dollar/other currencies		(544)			(968)
Other cost of revenue at constant currency(1)	(29,059)	(34,458)	19%	(55,104)	(68,688)	25%

Adjusted EBITDA(3)	56,399	38,911	(31)%	125,254	98,101	(22)%
Conversion impact U.S. dollar/other currencies		600			2,217
Adjusted EBITDA(3) at constant currency(1)	$56,399	$39,511	(30)%	$125,254	$100,318	(20)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	25.2%	21.6%		27.3%	25.4%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	June 30,
	2019	2020
Shares outstanding as at January 1,	64,249,084	62,293,508
Weighted average number of shares issued during the period	210,783	(739,633)
Basic number of shares - Basic EPS basis	64,459,867	61,553,875
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,373,775	404,624
Diluted number of shares - Diluted EPS basis	65,833,642	61,958,499

Shares issued as at June 30, before Treasury stocks	66,161,523	66,204,881
Treasury stock as of June 30,	(1,118,969)	(5,589,408)
Shares outstanding as of June 30, after Treasury stocks	65,042,554	60,615,473
Total dilutive effect of share options, warrants, employee warrants	7,458,330	8,341,925
Fully diluted shares as at June 30,	72,500,884	68,957,398

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	YoY Change	QoQ Change

Clients	18,936	19,213	19,419	19,373	19,733	19,971	20,247	20,360	20,359	3%	—%

Revenue	537,185	528,869	670,096	558,123	528,147	522,606	652,640	503,376	437,614	(17)%	(13)%
Americas	212,781	211,247	317,350	217,993	213,974	213,937	306,250	191,745	185,674	(13)%	(3)%
EMEA	201,080	195,230	220,904	209,643	194,359	185,556	216,639	190,114	159,621	(18)%	(16)%
APAC	123,324	122,392	131,842	130,487	119,814	123,113	129,751	121,517	92,319	(23)%	(24)%

TAC	(306,963)	(305,387)	(398,238)	(322,429)	(304,229)	(301,901)	(386,388)	(297,364)	(257,698)	(15)%	(13)%
Americas	(125,502)	(126,406)	(196,168)	(131,545)	(129,491)	(129,047)	(189,092)	(120,022)	(115,317)	(11)%	(4)%
EMEA	(112,577)	(111,131)	(128,053)	(117,291)	(107,401)	(103,899)	(124,939)	(108,397)	(90,153)	(16)%	(17)%
APAC	(68,884)	(67,850)	(74,017)	(73,593)	(67,337)	(68,955)	(72,357)	(68,945)	(52,228)	(22)%	(24)%

Revenue ex-TAC (1)	230,222	223,482	271,858	235,694	223,918	220,705	266,252	206,012	179,916	(20)%	(13)%
Americas	87,279	84,841	121,182	86,448	84,483	84,890	117,158	71,723	70,357	(17)%	(2)%
EMEA	88,503	84,099	92,851	92,352	86,958	81,657	91,700	81,717	69,468	(20)%	(15)%
APAC	54,440	54,542	57,825	56,894	52,477	54,158	57,394	52,572	40,091	(24)%	(24)%

Cash flow from operating activities	40,341	50,256	85,600	67,220	52,964	43,289	59,359	56,743	33,377	(37)%	(41)%

Capital expenditures	17,847	29,656	45,408	23,684	32,792	23,944	17,520	11,737	18,532	(43)%	58%

Capital expenditures/Revenue	3%	6%	7%	4%	6%	5%	3%	2%	4%	N.A	N.A

Net cash position	480,285	458,690	364,426	395,771	422,053	409,178	418,763	436,506	578,181	37%	32%

Headcount	2,678	2,737	2,744	2,813	2,873	2,794	2,755	2,701	2,685	(7)%	(1)%

Days Sales Outstanding (days - end of month)	61	60	58	59	58	57	52	62	61	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.